EX-2.2
                              Amendement between Tampa Bay Financial and "TBF"



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                                  AMENDMENT

      THIS AMENDMENT is made and entered into this 6th day of October, 2000, by and between Tampa Bay Financial, Inc., a Florida corporation, and Affiliated
Investors ("TBF"), and American Communications Enterprises, Inc., a Nevada corporation (the "Company"), its subsidiaries and certain Shareholders of the Company.

                             W I T N E S S E T H:
                             - - - - - - - - - -


      WHEREAS, the parties have executed a document dated September 22, 2000 titled "Letter of Intent" (the "Agreement"); and

      WHEREAS, TBF represents a group of investors desiring to acquire stock of the Company; and

      WHEREAS, the parties desire to amend the Agreement in certain respects.

      NOW, THEREFORE, the parties hereto agree as follows:

1. Notwithstanding any provision of the Agreement to the contrary, the parties agree that the terms and provisions of the Agreement (as amended hereby) are binding in their entirety.

2. The parties agree that the closing of the transactions contemplated by the Agreement will occur on October 12, 2000. At such time, the Shareholders shall deliver the shares of common stock of the Company required by the Agreement to the escrow agent under the Escrow Agreement dated September 22, 2000. TBF will deliver the sum of $500,000 in immediately available funds to the escrow agent at the times set forth in Section 3 hereof.

3. TBF shall deliver funds to the escrow agent, who shall (i) release funds from the escrow to the Shareholders and (ii) release shares of stock from the escrow to TBF, as follows:

            ----------------------------------------------
                 Date          Shares          Funds

            ----------------------------------------------
            Closing        4,362,500      $125,000
            ----------------------------------------------
            October 20,    4,362,500      $125,000
            2000
            ----------------------------------------------
            October 27,    4,362,500      $125,000
            2000
            ----------------------------------------------
            November 3,    4,362,500      $125,000
            2000
            ----------------------------------------------

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4.    Except as explicitly  modified  herein,  the  Agreement  shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date first above written.

                                          Tampa Bay Financial, Inc.


                                          By:____________________________


                                          American Communications
                                            Enterprises, Inc.


                                          By:____________________________




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